April 2021 Investor Presentation INVESTOR PRESENTATION First Quarter 2021 Richard P. Smith – President & Chief Executive Officer John S. Fleshood – EVP & Chief Operating Officer Peter G. Wiese – EVP & Chief Financial Officer Exhibit 99.2

April 2021 Investor Presentation SAFE HARBOR STATEMENT The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond our control. There can be no assurance that future developments affecting us will be the same as those anticipated by management. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the impact of changes in financial services policies, laws and regulations; technological changes; weather, natural disasters and other catastrophic events that may or may not be caused by climate change and their effects on economic and business environments in which the Company operates; the continuing adverse impact on the U.S. economy, including the markets in which we operate due to the COVID-19 global pandemic, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; the costs or effects of mergers, acquisitions or dispositions we may make; the future operating or financial performance of the Company, including our outlook for future growth and changes in the level of our nonperforming assets and charge-offs; the appropriateness of the allowance for credit losses, including the timing and effects of the implementation of the current expected credit losses model; any deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting standards and practices; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; our ability to attract and maintain deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; our noninterest expense and the efficiency ratio; competition and innovation with respect to financial products and services by banks, financial institutions and non-traditional providers including retail businesses and technology companies; the challenges of integrating and retaining key employees; the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks and the cost to defend against such attacks; change to U.S. tax policies, including our effective income tax rate; the effect of a fall in stock market prices on our brokerage and wealth management businesses; the discontinuation of the London Interbank Offered Rate and other reference rates; and our ability to manage the risks involved in the foregoing. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2020, which has been filed with the Securities and Exchange Commission (the “SEC”) and are available in the “Investor Relations” section of our website, https://www.tcbk.com/investor-relations and in other documents we file with the SEC. Annualized, pro forma, projections and estimates are not forecasts and may not reflect actual results. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. 2

April 2021 Investor Presentation AGENDA • Most Recent Quarter Recap • Company Overview • Lending Overview • Deposit Overview • Financials 3

April 2021 Investor Presentation MOST RECENT QUARTER HIGHLIGHTS 4 Consistent Profitability • Pre-tax pre-provision return on average assets and average equity were 2.13% and 17.65%, respectively, for the quarter ended March 31, 2021, and 1.96% and 16.33%, respectively, for the trailing quarter. • Expense management strategies and disciplined business practices continue to result in improved operating performance. Our efficiency ratio improved to 50.4% compared to 55.1% for the current and trailing quarters, respectively. • Mortgage origination and sale activity and PPP fee accretion continued to positively contribute to earnings. Growth to Drive Results • Well positioned balance sheet and relative stock price to capitalize on opportunities as they arise. • Organic loan growth exceeded 6% on an annualized basis for the quarter. • Actively engaged in discussions with experienced leaders in various California communities with the intent to extend our historical Northern and Central California commercial lending footprint through new loan production offices. Net Interest Income and Margin • Net interest margin (FTE) was 3.74% for Q1 2021, compared to 3.79% for Q4 2020 and 4.34% in Q1 2020. • Growth in non-interest-bearing deposits continue to drive improved funding costs where total cost of deposits was 0.06% in Q1 2021 compared to 0.19% Q1 2020. • Accretion of PPP loan fees and multifamily loan growth are poised to buoy net interest income as excess balance sheet liquidity deployment occurs in and support of net interest margin builds. Credit Quality • Continued net recoveries and improving outlook key to a $6.2MM release in loan loss reserves, at 1.73% of total loans, or 1.87% when excluding PPP loans. • Nonperforming assets to total assets held at 0.39%, and the Bank’s Criticized and Classified portfolio as a percent of total loans declined to 4.1% in Q1 20201 versus 4.4% in Q4 2020. • Net recoveries for the three and twelve months ended March 31, 2021 were $334,000 and $82,000, respectively. Diverse Deposit Base • Non-interest-bearing deposits comprise 40.3% of total deposits, and deposits form 96.8% of total liabilities. Capital and Liquidity Strength • Over a 28-year history of quarterly cash dividends with periodic increases as most recently evidenced by the increase to the equivalent to $1.00 per year paid in quarterly amounts of $0.25. • Strength in core earnings and continued market capture key to self-financed and self-funded growth. • We remain well capitalized across all regulatory capital ratios. • Active share repurchase program with demonstrated utilization.

April 2021 Investor Presentation COMPANY OVERVIEW 5

April 2021 Investor Presentation COMPANY OVERVIEW Nasdaq: TCBK Headquarters: Chico, California Stock Price*: $47.37 Market Cap.: $1.4 Billion Asset Size: $8.0 Billion Loans: $5.0 Billion Deposits: $6.9 Billion Bank Branches: 73 ATMs: 97 Market Area: TriCo currently serves 29 counties throughout Northern and Central California. These counties represent over 30% of California’s population. 6 * As of close of business March 31, 2021

April 2021 Investor Presentation EXECUTIVE TEAM 7 Rick Smith President & CEO TriCo since 1993 John Fleshood EVP Chief Operating Officer TriCo since 2016 Dan Bailey EVP Chief Banking Officer TriCo since 2007 Craig Carney EVP Chief Credit Officer TriCo since 1996 Peter Wiese EVP Chief Financial Officer TriCo since 2018 Judi Giem SVP Chief HR Officer TriCo since 2020 Greg Gehlmann SVP General Counsel TriCo since 2017

April 2021 Investor Presentation POSITIVE EARNINGS TRACK RECORD 8 * Impact of the Tax Cut and Jobs Act results in adjusted quarterly diluted EPS of $0.45.

April 2021 Investor Presentation SHAREHOLDER RETURNS 9 Dividends per Share: 11.5% CAGR* Dividends as % of Earnings Return on Avg. Shareholder Equity Diluted EPS $0.11 $0.15 $0.15 $0.17 $0.19 $0.22 $0.25 $0.13 $0.15 $0.17 $0.17 $0.19 $0.22 $0.13 $0.15 $0.17 $0.17 $0.22 $0.22 $0.15 $0.15 $0.17 $0.19 $0.22 $0.22 $0.52 $0.60 $0.66 $0.70 $0.82 $0.88 $1.00 2015 2016 2017 2018 2019 2020 2021 Q1 Q2 Q3 Q4 * CAGR based upon 2015 full year to 2021 annualized; all figures through 3/31/2021. 10.04% 9.47% 8.10% 10.75% 10.49% 7.18% 14.51% 2015 2016 2017 2018 2019 2020 2021 31% 31% 37% 27% 27% 41% 22% 2015 2016 2017 2018 2019 2020 2021 $0.36 $0.46 $0.52 $0.60 $0.74 $0.53 $1.13 $0.49 $0.41 $0.58 $0.65 $0.75 $0.25 $0.55 $0.53 $0.51 $0.53 $0.76 $0.59 $0.50 $0.54 $0.76 $0.75 $0.79 $1.91 $1.94 $1.74 $2.54 $3.00 $2.16 2015 2016 2017 2018 2019 2020 2021 Q1 Q2 Q3 Q4

April 2021 Investor Presentation CONSISTENT GROWTH Organic Growth and Disciplined Acquisitions 10 CAGR 5 yrs. 10 yrs. Total Assets 12.8% 13.8% Excluding PPP 11.8% 13.3%

April 2021 Investor Presentation “TOP OF MIND” Executive Management Themes and Topics 11 • Fiscal Policy Changes – Tax Rates, Timing and Duration of Personal Spending and Consumption, Drivers of Small Business Growth and Competitive Pressures • Leveraging Technologies for Talent and Customer Acquisition • Life beyond $10 Billion - Building and Growing the Bank of the Future, Including the Timing and Execution of Meaningful Acquisition and Loan Production Office Strategies • Relentless Pursuit of Greater Operational Efficiency • Interest Rates and Inflation – Lending in Low and Flat Rate Environment, Net Interest Income Growth, the Duration of Earning Assets, and Timing of Fed Tapering and Excess Market Liquidity • Maintaining Our Culture and Sense of Team…Virtually • Deployment of Capital – Dividends & Share Repurchases

April 2021 Investor Presentation LOANS AND CREDIT QUALITY 12

April 2021 Investor Presentation CONSISTENT LOAN GROWTH 13 $423 $426 $327 $361 5.16% 5.24% 5.48% 5.50% 5.46% 5.33% 5.23% 5.05% 4.78% 5.09% 5.15% 3.00% 4.00% 5.00% 6.00% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 2017 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 T o ta l L o a n s (M ill io n s) Non-PPP PPP Loans Loan Yield Loan Yield Excl PPP • Q3 2018 includes acquisition of FNB Bancorp (Loan Yield was 5.04%) • End of period balances include LHFS. Yields based on average balance and annualized quarterly interest income.

April 2021 Investor Presentation DIVERSIFIED LOAN PORTFOLIO 14 $1,555 $641 $765 $641 $551 $331 $222 $187 $73 $1,634 $553 $559 $510 $261 $367 $242 $167 $81 CRE Non-Owner Occupied CRE-Owner Occupied Multifamily SFR 1-4 Term Commercial & Industrial SFR HELOC and Junior Liens Construction Agriculture & Farmland Auto & Other 1Q-2021 1Q-2020 CRE Non- Owner Occupied 31% CRE-Owner Occupied 13%Multifamily 15% SFR 1-4 Term 13% Commercial & Industrial 11% SFR HELOC and Junior Liens 7% Construction 4% Agriculture & Farmland 4% Auto & Other 2% Note: Dollars in millions, Net Book Value at period end, excludes LHFS; Auto & other includes Leases CRE Non Ow n By Collateral Loans, net ($MM) # Loans % of CRE NOO Retail $417 342 27% Off ice $388 385 25% Hotel/Motel $223 83 14% Warehouse $147 183 9% Self Storage $82 40 5% Light Industrial $69 88 4% Mixed Use, Retail $38 47 2% Restaurant/Bar $29 53 2% Other (26 Types) $163 168 10% Total $1,555 1,389 100%

April 2021 Investor Presentation CRE COLLATERAL VALUES 15 79% 53% 58% 63% 65% 70% 38% 46% 21% 41% 40% 35% 34% 26% 59% 46% 0% 5% 2% 2% 1% 3% 3% 8% Hotel/Motel Office Building Retail Building Warehouse Self Storage Other Multifamily CRE Owner Occupied <= 60% > 60% - 75% > 75% LTV Range

April 2021 Investor Presentation HELOCs – by vintage, with weighted avg. coupon UNFUNDED LOAN COMMITMENTS 16 $1,575 $1,653 $557 $262 $328 $365 $769 $563 $644 $563 $643 $516 $225 $244 $188 $168 $70 $80 $113 $82 $384 $235 $511 $550 $35 $31 $36 $20 $1 $226 $204 $63 $57 $11 $66 1Q-2021 1Q-2020 1Q-2021 1Q-2020 1Q-2021 1Q-2020 1Q-2021 1Q-2020 1Q-2021 1Q-2020 1Q-2021 1Q-2020 1Q-2021 1Q-2020 1Q-2021 1Q-2020 1Q-2021 1Q-2020 CRE Non-Owner Occupied Commercial & Industrial SFR HELOC and Junior Liens Multifamily CRE-Owner Occupied SFR 1-4 Term Construction Agriculture & Farmland Auto & Other Outstanding Principal ($MM) Unfunded Commitment ($MM)  Outstanding Principal and Commitments exclude unearned fees and discounts/premiums, Leases, DDA Overdraft, and Credit Cards  C&I includes PPP loans for $370 million in Outstanding Principal.

April 2021 Investor Presentation C&I UTILIZATION 17 $249 $248 $243 $247 $262 $208 $205 $197 $187 $219 $207 $221 $254 $235 $265 $273 $372 $384 53.3% 54.5% 52.4% 49.3% 52.7% 44.0% 42.9% 34.5% 32.7% 0% 10% 20% 30% 40% 50% 60% $0 $100 $200 $300 $400 $500 $600 $700 1Q-2019 2Q-2019 3Q-2019 4Q-2019 1Q-2020 2Q-2020 3Q-2020 4Q-2020 1Q-2021 M ill io n s o f $ Outstanding Principal ($MM) Unfunded Commitment Utilization  Outstanding Principal excludes unearned fees and discounts/premiums ($ millions)

April 2021 Investor Presentation LOAN YIELD COMPOSITION 18 Fixed 35% Variable At Floor 58% Variable Above Floor 6% Variable No Floor 1% Fixed vs. Variable, Total Loans (ex-PPP)  Dollars in millions, Wtd Avg Rate (weighted average rate) as of 03/31/2021 and based upon outstanding principal; excludes unearned fees nor accretion/amortization therein • Variable rate loans at their floor have remained steady at 88% of variable loans from Q4-2020 to Q1-2021. • The most prominent index for the variable portfolio is 5 Year Treasury CMT

April 2021 Investor Presentation ALLOWANCE FOR CREDIT LOSSES 19 Drivers of Change under CECL  Change in reserve for all collectively and individually analyzed loans rated criticized or worse  Changes in econometric factors reflect improving outlook  California Unemployment remains the largest driver to Q1 factors Total reserve release of $5.9 million Q1 2021  Includes volume and mix change due to originations, draws, pay downs, and payoffs  While net volumes increased, construction-to- perm completed RE loans drove lower reserve rates in the period  Gross charge offs $226 thousand  Gross recoveries $560 thousand 1.93% of Total Loans 2.07% Excluding PPP 1.73% of Total Loans 1.87% Excluding PPP

ALLOWANCE FOR CREDIT LOSSES

Allocation of Allowance by Segment

($ Thousands)	March 31, 2020		December 31, 2020		March 31, 2021		
Allowance for Credit Losses	Amount	% of Credit Outstanding	Amount	% of Credit Outstanding	Amount	% of Credit Outstanding	% of Credit excluding PPP Loans
Commercial real estate:							
CRE non-owner occupied	$ 18,034	1.10%	$ 29,380	1.91%	$ 26,434	1.70%	1.70%
CRE owner occupied	5,366	0.97%	10,861	1.74%	9,874	1.54%	1.54%
Multifamily	5,140	0.92%	11,472	1.79%	12,371	1.62%	1.62%
Farmland	713	0.50%	1,980	1.30%	1,724	1.17%	1.17%
Total commercial real estate loans	$ 29,253	1.01%	$ 53,693	1.82%	$ 50,403	1.62%	1.62%
Consumer:							
SFR 1-4 1st DT	$ 5,650	1.11%	$ 10,117	1.83%	$ 10,665	1.66%	1.66%
SFR HELOCs and junior liens	11,196	3.04%	11,771	3.59%	11,079	3.34%	3.34%
Other	2,746	3.39%	3,260	4.20%	2,860	3.99%	3.99%
Total consumer loans	$ 19,592	2.04%	$ 25,148	2.62%	$ 24,604	2.36%	2.36%
Commercial and industrial	$ 3,867	1.46%	$ 4,252	0.81%	$ 4,464	0.81%	2.35%
Construction	4,595	1.90%	7,540	2.65%	5,476	2.47%	2.47%
Agriculture production	593	2.51%	1,209	2.74%	988	2.49%	2.49%
Leases	11	0.65%	5	0.13%	6	0.13%	0.13%
Allowance for Loan and Lease Losses	$ 57,911	1.32%	$ 91,847	1.93%	$ 85,941	1.73%	1.87%
Reserve for Unfunded Loan Commitments	2,845		3,400		3,580		
Allowance for Credit Losses	$ 60,756	1.39%	$ 95,247	2.00%	$ 89,521	1.80%	1.94%
Discounts on Acquired Loans	33,033		25,461		22,652		
Total ACL Plus Discounts	$ 93,789	2.14%	$120,708	2.53%	$ 112,173	2.26%	2.44%

20 April 2021 Investor Presentation

trico bancshares

Risk Grade Migration


% of Loan Portfolio Outstanding, by Risk Grade
0.8%
1.0%
5.0%
93.2%
0.8%
1.4%
4.8%
92.9%
0.9%
1.3%
14.0%
83.9%
1.0%
3.0%
13.8%
82.2%
1.0%
3.3%
13.6%
82.1%
1.2%
2.9%
11.4%
84.6%
4Q-2019
1Q-2020
2Q-2020
3Q-2020
4Q-2020
1Q-2021
Pass
Watch
Special Mention
Substandard

Special Mention (NBV)

	Q1-2020			Q1-2021			Diff	
Pool	%	(mln)	# Loans	%	(mln)	# Loans	(mln)	# Loans
CRE Non-Owner Occupied	1.3%	$21.5	17	3.9%	$61.2	24	$39.7	7
Multifamily	0.6%	$3.3	4	5.6%	$42.8	7	$39.6	3
CRE-Owner Occupied	2.6%	$14.2	19	2.6%	$16.4	21	$2.1	2
Agriculture & Farmland	3.5%	$5.9	6	3.4%	$6.4	8	$0.5	2
SFR HELOC and Junior Liens	1.4%	$5.3	106	1.6%	$5.2	97	-$0.1	-9
SFR 1-4 Term	0.8%	$3.9	31	0.8%	$5.3	28	$1.3	-3
Construction	2.6%	$6.2	3	0.9%	$2.1	3	-$4.1	0
Commercial & Industrial	0.8%	$2.2	47	0.7%	$3.6	40	$1.4	-7
Auto & Other	0.8%	$0.7	180	1.0%	$0.7	151	$0.0	-29
Grand Total	**1.4%**	**$63.2**	**413**	**2.9%**	**$143.7**	**379**	**$80.5**	**-34**

Substandard/Doubtful/Loss (NBV)

	Q1-2020			Q1-2021			Diff	
Pool	%	(mln)	# Loans	%	(mln)	# Loans	(mln)	# Loans
CRE Non-Owner Occupied	0.3%	$4.8	15	0.9%	$13.9	16	$9.1	1
CRE-Owner Occupied	1.0%	$5.6	16	1.1%	$6.9	16	$1.2	0
Multifamily	0.4%	$2.0	2	0.6%	$4.4	1	$2.3	-1
SFR 1-4 Term	1.3%	$6.4	40	1.3%	$8.3	47	$1.9	7
Commercial & Industrial	1.4%	$3.6	76	0.7%	$3.8	65	$0.2	-11
SFR HELOC and Junior Liens	1.8%	$6.6	110	2.4%	$7.8	126	$1.3	16
Construction	0.1%	$0.2	2	2.1%	$4.6	3	$4.3	1
Agriculture & Farmland	3.8%	$6.4	22	4.2%	$8.0	16	$1.5	-6
Auto & Other	0.2%	$0.1	25	0.7%	$0.5	34	$0.4	9
Grand Total	**0.8%**	**$35.9**	**308**	**1.2%**	**$58.1**	**324**	**$22.3**	**16**

- Zero balance in Doubtful and Loss

21 April 2021 Investor Presentation

trico bancshares

April 2021 Investor Presentation ASSET QUALITY 22  Peer group consists of 99 closest peers in terms of asset size, range $4.1-11.5 Billion source: BankRegData.com  NPA and NPL ratios displayed are net of guarantees 0.53% 0.54% 0.45% 0.45% 0.32% 0.35% 0.30% 0.28% 0.30% 0.31% 0.33% 0.39% 0.39% 0.77% 0.77% 0.64% 0.58% 0.59% 0.61% 0.54% 0.47% 0.73% 0.53% 0.58% 0.75% 2018 Q1 2018 Q2 2018 Q3 2018 Q4 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 TCBK PeersNon-Performing Assets as a % of Total Assets 125% 118% 120% 124% 174% 159% 180% 193% 343% 385% 395% 342% 297% 1 3 7% 1 2 9% 1 2 5% 1 3 4% 1 3 1% 1 2 9% 1 4 5% 1 5 6% 1 3 9% 2 0 2% 1 9 1% 1 7 9% 2018 Q1 2018 Q2 2018 Q3 2018 Q4 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 TCBK Peers Coverage Ratio: Allowance as % of Non-Performing Loans NPAs have remained below peers while loss coverage has expanded, with CECL transition and allowance build up resulting in a coverage ratio nearly 2X that of peers.

April 2021 Investor Presentation DEPOSITS 23

April 2021 Investor Presentation DEPOSITS: STRENGTH IN FUNDING 24 Total Deposits = $6.86 billion 96.8% of Total Liabilities Liability Mix 3/31/2021  Peer group consists of 99 closest peers in terms of asset size, range $4.7-11.5 Billion; source: BankRegData.com  Net Loans includes LHFS and Allowance for Credit Loss; Core Deposits = Total Deposits less CDs > 250k Non Interest- bearing Demand Deposits, 39.0% Interest-bearing Demand & Savings Deposits, 53.2% Time Deposits, 4.6% Borrowings & Subordinated Debt, 1.3% Other liabilities, 1.9% 7 6 .8 7 9 .1 8 0 .7 7 6 .3 7 5 .5 7 8 .1 8 0 .6 8 1 .6 8 1 .6 7 6 .9 7 5 .9 7 2 .7 7 1 .8 0 20 40 60 80 100 120 2018 Q1 2018 Q2 2018 Q3 2018 Q4 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Loans to Core Deposits TCBK Peers 3 3 .3 3 3 .6 3 3 .6 3 2 .8 3 2 .4 3 3 .3 3 3 .6 3 4 .1 3 4 .9 3 9 .8 3 9 .7 3 9 .7 4 0 .3 0 10 20 30 40 2018 Q1 2018 Q2 2018 Q3 2018 Q4 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Non Interest-bearing Deposits as % of Total Deposits TCBK Peers

April 2021 Investor Presentation Cost of Deposits FY 2018 QTD Q1'19 QTD Q2'19 QTD Q3'19 QTD Q4'19 QTD Q1'20 QTD Q2'20 QTD Q3'20 QTD Q4'20 QTD Q1'21 Noninterest-Bearing Demand - - - - - - - - - - Int-Bearing Demand & Savings 0.14% 0.18% 0.20% 0.19% 0.19% 0.16% 0.09% 0.06% 0.05% 0.05% Time Deposits 0.86% 1.18% 1.28% 1.39% 1.27% 1.23% 1.09% 0.89% 0.68% 0.60% Total Deposits 0.15% 0.20% 0.22% 0.23% 0.22% 0.19% 0.12% 0.09% 0.07% 0.06% Interest-bearing Deposits 0.23% 0.30% 0.33% 0.34% 0.33% 0.29% 0.20% 0.15% 0.12% 0.10% $432 $446 $441 $451 $441 $419 $399 $376 $345 $328 $3,174 $3,223 $3,121 $3,067 $3,094 $3,101 $3,363 $3,446 $3,580 $3,769 $1,761 $1,762 $1,780 $1,777 $1,833 $1,883 $2,487 $2,518 $2,582 $2,767 $5,366 $5,430 $5,342 $5,295 $5,367 $5,403 $6,248 $6,341 $6,506 $6,863 2018 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 DEPOSITS: STRENGTH IN COST OF FUNDS 25  As of Q1-2021, $544 million in deposits directly related to phase 1 & 2 PPP combined  Q2-2020 increase includes $413 million directly attributed to phase 1 PPP borrowers  Regulated bank level deposits

April 2021 Investor Presentation FINANCIALS 26

April 2021 Investor Presentation 1.11% 1.02% 0.89% 1.24% 1.43% 0.91% 1.75% 2015 2016 2017 2018 2019 2020 Q1 2021 1.79% 1.60% 1.70% 1.73% 1.94% 1.83% 2.13% 2015 2016 2017 2018 2019 2020 Q1 2021 4.32% 4.23% 4.22% 4.30% 4.47% 3.96% 3.74% 2015 2016 2017 2018 2019 2020 Q1 2021 65.1% 68.7% 65.4% 63.7% 59.7% 58.4% 50.4% 2015 2016 2017 2018 2019 2020 Q1 2021 CONSISTENT OPERATING METRICS 27 Net Interest Margin (FTE) PPNR as % of Average Assets Efficiency Ratio ROAA

April 2021 Investor Presentation WELL CAPITALIZED 28 Tier 1 Capital Ratio Total Risk Based Capital CET1 Ratio Tangible Common Equity Ratio 9.2% 9.1% 9.3% 9.5% 10.6% 9.3% 9.1% 2015 2016 2017 2018 2019 2020 Q1 2021 13.8% 13.7% 13.2% 13.7% 14.4% 14.0% 13.9% 2015 2016 2017 2018 2019 2020 Q1 2021 12.2% 12.2% 11.7% 12.5% 13.3% 12.9% 12.9% 2015 2016 2017 2018 2019 2020 Q1 2021 15.1% 14.8% 14.1% 14.4% 15.1% 15.2% 15.1% 2015 2016 2017 2018 2019 2020 Q1 2021

April 2021 Investor Presentation29 August 2020

April 2021 Investor Presentation STRATEGIC OPERATING EXPENSE 30 3.04 2.95 2.91 2.86 2.87 2.85 2.77 2.68 2.56 2.40 1.50 1.70 1.90 2.10 2.30 2.50 2.70 2.90 3.10 3.30 2018 Q4 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Operating Expense Ratio to Average Assets (vs. UBPR Peer Group 3, trailing twelve months) Tri Counties 25th percentile Median 75th percentile Avg TCBK has realized nearly 10% annual improvement in this ratio, compared to the peer group average 2%/year  Regulated bank level non-interest expense and average assets compared to UBPR Peer Group 3: Commercial Banks $3-10 billion in assets